Exhibit 10.13

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (”Agreement”), dated as of [DATE], 2024, is by and between Loar Holdings Inc., a Delaware corporation (the “Company”) and [NAME OF DIRECTOR/OFFICER] (the “Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering indemnification and advancement of expenses.

WHEREAS, The Company expects Indemnitee to join the Company as [a director/an officer];

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and its stockholders and that the Company therefore should act to assure such persons that indemnification and insurance coverage is available;

WHEREAS, this Agreement is a supplement to, and in furtherance of, the bylaws of the Company, the certificate of incorporation of the Company, and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service as a [director/officer] of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(g) below) to, Indemnitee as set forth in this Agreement and to the extent insurance is maintained for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to provide services to the Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) “Change in Control” means an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change of Control under one of such subsections but is specifically exempted from another such subsection) that is (A) a change in the ownership of the Company (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), (B) a change in effective control of the Company (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)), or (C) a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii))::

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Change of Control Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Change of Control Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 15% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Change of Control Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (iii) of this definition or (C) any acquisition by any individual, entity or group that holds securities of the Company or one of its Affiliates prior to the initial public offering of the Company’s common stock; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

(iii) the consummation of a merger, consolidation; organization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Change of Control Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(d) “Claim” means:

(i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(e) “Delaware Court” shall have the meaning ascribed to it in Section 9(e) below.

(f) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(g) “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage delivery service fees, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(i) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company and any subsidiary of the Company, the “Enterprise”) or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporation law and neither is as of the date of selection of such firm, nor has been during the period of three years immediately preceding the date of selection of such firm, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(l) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term “Person” shall exclude: (a) the Company; (b) any subsidiaries of the Company; and (c) any employee benefit plan of the Company or a subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a subsidiary of the Company or of a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b) below.

(n) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2. Services to the Company. Indemnitee agrees to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders [his/her] resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between any member of the Enterprise and Indemnitee. Indemnitee specifically acknowledges that [his/her] employment with any member of the Enterprise is at-will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and any member of the Enterprise, other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Constituent Documents or Delaware law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company or, at the request of the Company, of any other member of the Enterprise, as provided in Section 13 hereof.

3. Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by (and not merely to the extent affirmatively permitted by) the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses incurred by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness. No change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments to Delaware law that become effective after the date hereof.

4. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event, from time to time, whether prior to or after final disposition of any Claim. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within ten (10) days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 4 in respect of Expenses relating to, arising out of or resulting from any Claim in respect of which it shall be determined, pursuant to Section 9, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, including any proceeding contemplated in Section 12, or under any other agreement or provision of the Constituent Documents, any other contract, or any statute or law, including any rights under Section 145 of the Delaware General Corporate Laws, now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b) Defense of Claims.

(i) Indemnitee shall have the sole right and obligation to control the defense or conduct of any Claim relating to an Indemnifiable Event with respect to Indemnitee. The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, affect any settlement of any Claim against Indemnitee or which, in the opinion of Independent Counsel, could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless: (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee or any Affiliate Indemnitor (as defined in Section 17) and includes an unconditional, full release of Indemnitee and Affiliate Indemnitors by all relevant parties from all liability on any matters that are the subject of such Claim and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters, and (ii) the Company has fully indemnified the Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses and other amounts incurred by Indemnitee or on behalf of Indemnitee in connection with such Claim.

(ii) The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Claim against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement solely involves the payment of money or performance of any obligation by persons other than any member of the Enterprise and includes an unconditional release of all applicable members of the Enterprise by any party to such Claim other than the Indemnitee from all liability on any matters that are the subject of such Claim and an acknowledgment that the Company denies all wrongdoing in connection with such matters; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel (selected pursuant to Section 9(e) of this Agreement) has approved the settlement.

(iii) The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense.

8. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request for which indemnification will or could be sought under this Agreement, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege..

9. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(ii) To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness or potential witness, and not as a party, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is an unwaivable, legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board;

(ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; or

(iii) if there are no such Disinterested Directors, or if requested by Indemnitee in its sole discretion, by Independent Counsel in a writing addressed to the Board, a copy of which shall be delivered to Indemnitee.

The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten (10) days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination (irrespective of the Standard of Conduct Determination as to Indemnitee’s entitlement to indemnification).

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within thirty (30) days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct;

provided that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses:

(i) Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii) a Standard of Conduct Determination is not legally required or is waivable (as a condition to indemnification of Indemnitee hereunder); or

(iii) Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within ten (10) days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses. In addition, any future amounts due to Indemnitee shall be paid in accordance with this Agreement. Indemnitee shall cooperate with the Persons making the Standard of Conduct Determination, such cooperation to include providing to such Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is required to be made by Independent Counsel pursuant to Section 9(b)(iii), the Independent Counsel shall be selected by Indemnitee (unless the Indemnitee requests that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five (5) days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court or arbitration, arbitral or administrative body has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware (”Delaware Court”) to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel, subject to the applicable standards of professional conduct then prevailing. In all events, the Company shall indemnify and pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b)(iii).

(f) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper under the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if, among other things, Indemnitee acted based on (i) the records or books of account of any member of the Enterprise, including financial statements, (ii) information supplied to Indemnitee by the directors or officers of any member of the Enterprise in the course of their duties, (iii) the advice of legal counsel for any member of the Enterprise or (iv) information or records given or reports made to any member of the Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of any member of the Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 9(f)(ii) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In any event, it shall be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The knowledge and/or actions, or failure to act, of any other person affiliated with the Company or an Enterprise (including, but not limited to, a director, officer, trustee, partner, managing member, fiduciary, agent or employee) may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim or of any issue or matter therein by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v) Settlements. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

10. Exclusions from Indemnification. The Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, counterclaim or similar portion of a proceeding, except:

(i) proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous) or Section 12;

(ii) after a Change of Control; or

(iii) where the Company has joined in or the Board has consented to the initiation of such proceedings.

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(d) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee, or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or under the Company’s clawback policy under Rule 10D-1 under the Exchange Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

11. [Reserved].

12. Remedies of Indemnitee.

(a) Indemnitee may commence litigation against the Company in the Delaware Court to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 4 or Section 5 of this Agreement, (iii) the determination of entitlement to indemnification is not made as set forth in Section 9 of this Agreement, or (iv) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes or threatens to institute any Claim or takes or threatens to take any litigation or other action or Claim designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Indemnitee may either (a) be entitled to an adjudication in the Delaware Court of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses; or (b) may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such Claim seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such Claim pursuant to this Section 12(a); provided, however, that the foregoing clause does not apply in respect of a Claim brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. The award rendered by such arbitration will be final and binding upon the parties to this Agreement, and final judgment on the arbitration award may be entered in any court of competent jurisdiction.

(b) If a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 will be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not refer to or introduce evidence of the determination made pursuant to Section 9 of this Agreement.

(c) If a determination is made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12 unless (i) Indemnitee made of a misstatement of material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitees’ request for indemnification, or (ii) the Company is prohibited from indemnifying Indemnitee under applicable law.

(d) The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

13. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter.

14. Non-Exclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of, and will be in addition to any other rights Indemnitee may have under the Constituent Documents, the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

15. Liability Insurance. The Company shall use reasonable best efforts to maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s being entitled to indemnification hereunder, whether or not the Company would have the power to indemnify Indemnitee against such liability. Such policies shall provide coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

17. Subrogation and Other Indemnification Rights. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from other entities affiliated with the Company (other than any Affiliate Indemnitors, defined below) or the Company’s directors’ and officers’ liability insurance policies. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

The Company hereby acknowledges that the rights to indemnification, advancement of expenses and/or insurance provided pursuant to this Agreement may also be provided to certain Indemnitees by one or more of their respective affiliates (other than any member of the Enterprise) or their insurers (collectively, and including each of their respective partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing, the “Affiliate Indemnitors”). The Company hereby agrees that, as between the Company, on the one hand, and the Affiliate Indemnitors, on the other hand, (i) the Company is the full indemnitor of first resort and the Affiliate Indemnitors are the full indemnitors of second resort with respect to all such indemnifiable claims against such Indemnitees, whether arising under this Agreement or otherwise (i.e., the obligations of the Company to such Indemnitees are primary and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitees is secondary), (ii) upon receipt by the Company of an undertaking by or on behalf of such Indemnitees to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by this Agreement or otherwise, the Company shall be required to advance the full amount of expenses incurred by such Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnitees), without regard to any rights such Indemnitees may have against the Affiliate Indemnitors and (iii) the Company irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company agrees to reimburse the Affiliate Indemnitors directly for any amounts that the Affiliate Indemnitors pay as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee is entitled to indemnification from the Company hereunder. The Company further agrees that no advancement or payment by the Affiliate Indemnitors on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Affiliate Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company, and the Company shall reasonably cooperate with the Affiliate Indemnitors in pursuing such rights.

18. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The Affiliate Indemnitors are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in Section 17 of this Agreement) as though a party hereunder.

20. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to violate applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law. Without limiting the generality of the foregoing, such limitation or modification shall apply to any provision within a single Article, Section, paragraph or sentence of this Agreement. As so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

(a) if to Indemnitee, to the address set forth on the signature page hereto.

(b) if to the Company, to:

Loar Holdings Inc.

Attn: Dirkson Charles

20 New King Street

White Plains, New York 10604

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

22. Governing Law and Forum. This Agreement and the legal relations among the parties shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action, claim, or proceeding between the parties arising out of or in connection with this Agreement may be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, claim, or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action, claim, or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action, claim, or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

23. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LOAR HOLDINGS INC.

By:
Name: Title:

INDEMNITEE

Name:
Address: